UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2017

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2017, NGL Energy Partners LP (the “Partnership”), NGL Energy Operating LLC, in its capacity as borrowers’ agent, and the other subsidiary borrowers party thereto entered into Amendment No. 1 to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) with Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto.  The Credit Agreement Amendment reduced the maximum senior secured leverage ratio from 3.50:1.00 to 3.25:1.00, as well as included an adjustment to the requirement to deliver evidence of insurance coverage.

The Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Amendment No. 1 to Amended and Restated Credit Agreement, dated as of March 31, 2017, among the Partnership, NGL Energy Operating LLC, the other subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: April 5, 2017	By:	/s/ Robert W Karlovich III
Robert W Karlovich III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 1 to Amended and Restated Credit Agreement, dated as of March 31, 2017, among the Partnership, NGL Energy Operating LLC, the other subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas, and the other financial institutions party thereto.